Exhibit 99.2

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Statement of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2004	2003	2004	2003
Revenues [1]	$3,767,690	$3,248,602	$11,175,010	$9,806,780
Cost of revenues [1]	3,532,280	3,041,825	10,494,291	9,173,155

Gross profit	235,410	206,777	680,719	633,625
Selling, general and administrative	130,806	93,286	322,773	302,027

Operating income	104,604	113,491	357,946	331,598

Other (expense) income:
Undistributed loss from joint venture	(954)	(1,436)	(3,754)	(4,520)
Interest income	867	756	2,492	2,345
Interest expense	(4,248)	(8,430)	(37,118)	(33,172)

	(4,335)	(9,110)	(38,380)	(35,347)

Income before income taxes	100,269	104,381	319,566	296,251
Provision for income taxes	38,352	39,839	122,266	113,054

Income before cumulative effect of accounting change	61,917	64,542	197,300	183,197
Cumulative effect of accounting change, net of tax	--	--	--	(1,028)

Net income	$61,917	$64,542	$197,300	$182,169

Basic earnings per share:
Before cumulative effect of accounting change	$0.81	$0.82	$2.57	$2.34
Cumulative effect of accounting change	--	--	--	(0.01)

Net income	$0.81	$0.82	$2.57	$2.33

Weighted average number of common shares
Outstanding during the period - Basic EPS	76,126	78,666	76,902	78,197

Diluted earnings per share:
Before cumulative effect of accounting change	$0.80	$0.81	$2.53	$2.30
Cumulative effect of accounting change	--	--	--	(0.01)

Net income	$0.80	$0.81	$2.53	$2.29

Weighted average number of common shares
Outstanding during the period - Diluted EPS	77,176	80,023	78,071	79,401

1 Excludes estimated retail pharmacy co-payments of $1,363,991 and $1,326,022 for the three months ended September 30, 2004 and 2003, respectively, and $4,148,590 and $3,995,580 for the nine months ended September 30, 2004 and 2003, respectively. These are amounts we instructed retail pharmacies to collect from members. We have no information regarding actual co-payments collected.

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Balance Sheet

(in thousands, except share data)	September 30, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$161,161	$396,040
Receivables, net	1,073,726	1,011,154
Inventories	151,581	116,375
Deferred taxes	18,424	15,346
Prepaid expenses and other current assets	23,610	21,220

Total current assets	1,428,502	1,560,135
Property and equipment, net	177,764	177,312
Goodwill, net	1,706,842	1,421,493
Other intangible assets, net	244,630	232,059
Other assets	34,837	18,175

Total assets	$3,592,575	$3,409,174

Liabilities and Stockholders' Equity
Current liabilities:
Claims and rebates payable	$1,178,120	$1,145,028
Accounts payable	306,547	265,875
Accrued expenses	218,540	216,505
Current maturities of long-term debt	22,056	--

Total current liabilities	1,725,263	1,626,408
Long-term debt	417,607	455,018
Other liabilities	176,824	133,755

Total liabilities	2,319,694	2,215,181

Stockholders' equity:
Preferred stock, $0.01 par value per share, 5,000,000 shares authorized,
and no shares issued and outstanding	--	--
Common Stock, $0.01 par value per share, 275,000,000 and 181,000,000 shares authorized, respectively, and 79,770,000 and 79,795,000 shares
issued and outstanding, respectively	797	798
Additional paid-in capital	468,635	484,663
Unearned compensation under employee compensation plans	(22,051)	(23,302)
Accumulated other comprehensive income	5,975	3,638
Retained earnings	1,061,850	864,550

	1,515,206	1,330,347
Common Stock in treasury at cost, 3,786,000 and 2,223,000
shares, respectively	(242,325)	(136,354)

Total stockholders' equity	1,272,881	1,193,993

Total liabilities and stockholders' equity	$3,592,575	$3,409,174

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Statement of Cash Flows

	Nine Months Ended September 30,
(in thousands)	2004	2003
Cash flows from operating activities:
Net income	$197,300	$182,169
Adjustments to reconcile net income to net cash
provided by operating activities, excluding
the effect of the acquisition:
Depreciation and amortization	50,477	39,687
Non-cash adjustments to net income	57,081	65,548
Net changes in operating assets and liabilities	(1,582)	(6,008)

Net cash provided by operating activities	303,276	281,396

Cash flows from investing activities:
Purchases of property and equipment	(33,387)	(32,012)
Acquisition, net of cash acquired, and investment in joint venture	(331,136)	3,560
Loan to Pharmacy Care Alliance	(14,050)	--
Other	103	15

Net cash used in investing activities	(378,470)	(28,437)

Cash flows from financing activities:
Proceeds from long-term debt	675,564	50,000
Repayment of long-term debt	(740,455)	(160,430)
Proceeds from revolving credit line, net	50,000	--
Treasury stock acquired	(160,286)	(79,073)
Deferred financing fees	(6,036)	--
Net proceeds from employee stock plans	21,256	35,908

Net cash used in financing activities	(159,957)	(153,595)

Effect of foreign currency translation adjustment	272	2,292

Net (decrease) increase in cash and cash equivalents	(234,879)	101,656
Cash and cash equivalents at beginning of period	396,040	190,654

Cash and cash equivalents at end of period	$161,161	$292,310

See accompanying Notes to Unaudited Consolidated Financial Statements